As filed with the Securities and Exchange Commission on June 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLENE INC.

(Exact name of registrant as specified in its charter)

Delaware	85-2828339
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Tel: (801) 676-9695

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Etherington

President and Chief Executive Officer

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

(801) 676-9695

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jerry Miraglia, Esq.	Tom McAleavey
General Counsel and Corporate Secretary	Holland & Knight LLP
500 Principio Parkway West, Suite 400	200 South Orange Avenue, Suite 2600
North East, Maryland 21901	Orlando, Florida 32801
Tel: (443) 273-1645	Tel: (407) 244-5108

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-264299

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the Registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $28,690,000 of its securities. This Registration Statement on Form S-3 relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-264299) (the “Prior Registration Statement”), initially filed on April 14, 2022 and declared effective by the Securities and Exchange Commission on April 26, 2022. The required opinion and consents are filed herewith. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement on Form S-3.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit Number	Exhibit Description
5.1*	Opinion of Holland & Knight LLP.
23.1*	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (incorporated by reference from the signature page to the Registration Statement on Form S-3, File No. 333-264299).
107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on June 16, 2023.

CLENE INC.

By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert Etherington	President, Chief Executive Officer, and Director	June 16, 2023
Robert Etherington	(Principal Executive Officer)

/s/ Morgan R. Brown	Chief Financial Officer	June 16, 2023
Morgan R. Brown	(Principal Financial and Accounting Officer)

/s/ David J. Matlin	Chairman of the Board	June 16, 2023
David J. Matlin

/s/ Jonathon T. Gay	Director	June 16, 2023
Jonathon T. Gay

/s/ Shalom Jacobovitz	Director	June 16, 2023
Shalom Jacobovitz

/s/ Vallerie V. McLaughlin	Director	June 16, 2023
Vallerie V. McLaughlin

/s/ Alison H. Mosca	Director	June 16, 2023
Alison H. Mosca

/s/ John Henry Stevens	Director	June 16, 2023
John Henry Stevens

/s/ Reed Neil Wilcox	Director	June 16, 2023
Reed Neil Wilcox